Exhibit 10.3

AMENDMENT TO THE ASPEN AVIONICS, INC. 2021 MANAGEMENT CARVEOUT PLAN

THIS AMENDMENT TO THE ASPEN AVIONICS, INC. 2021 MANAGEMENT CARVEOUT PLAN (the “Amendment”) is entered into as of October 21, 2022, by Aspen Avionics, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company adopted the Aspen Avionics, Inc. 2021 Management Carveout Plan (the “Plan”) on December 16, 2021. For the avoidance of doubt, capitalized terms herein and not otherwise defined shall have the meanings assigned to them in the Plan;

WHEREAS, Section 3(b)(x) of the Plan allows the Board of Directors of the Company (the “Board”), as Plan Administrator, to adopt such amendments to the Plan that are not anticipated to have a material financial impact on the Plan or the Company or a material adverse effect on Participants;

WHEREAS, the Board at its December 16, 2021 regular meeting established a cap or upper limit for the Total Transaction Value at $2,300,000,000.00 (the “Cap”);

WHEREAS, the Plan also inadvertently applies the limitation of the Cap (i.e., $2.3 billion) on the Net Proceeds from the Aspen/AIRO Merger;

WHEREAS, the Board now desires to make the correction to the Plan to remove such Cap from applying to the Net Proceeds from the Aspen/AIRO Merger but retain the Cap as applied to the Total Transaction Value for the entire AIRO Group (including Aspen and the other combined entities); and

WHEREAS, the Board authorized and empowered the undersigned, as an authorized officer of the Company, to take such actions and to execute such other certificates, instruments, amendments, documents and notices as may be required, or as the undersigned may deem necessary, advisable or appropriate, in order to implement the foregoing.

NOW, THEREFORE, the Board, on behalf of the Company, hereby amends the Plan as follows:

1. The definition of “Net Proceeds” is amended to read as follows:

“Net Proceeds” means, with respect to a Change of Control, the net sum of any cash and the fair market value of any securities or other property available for distribution to equity holders of the Company from the Total Transaction Value in connection with a Change of Control after all liabilities attributed to Aspen in the transaction (whether estimated or definite, including all investment banking fees and transaction costs, but excluding subordinated notes or bridge loans from Company equity holders or their Affiliates), as determined by the Plan Administrator, are paid, satisfied, reserved for or assumed. For the avoidance of doubt, Net Proceeds includes (i) any liabilities, which would typically be excluded from enterprise value (which specifically excludes working capital liabilities with an accepted working capital covenant in the transaction) assumed in the Change of Control (including, without limitation, the Indebtedness Assumed in the AIRO/Aspen Merger), and (ii) Post-Closing Payments; provided, however, that payments that derive from Post-Closing Payments shall be delayed until after such Post-Closing Payments themselves actually are made and received and shall be based upon the actual amounts of Post-Closing Payments made and received. The fair market value of any securities or other property available for distribution in connection with a Change of Control will be determined for purposes of calculation under the Plan on the same basis on which such securities were valued in the Change of Control. Any calculation under the Plan that is based on “Net Proceeds” shall disregard any effect the Plan or the payment of any amount under the Plan may have on the actual consideration to be distributed in the Change of Control. Notwithstanding the foregoing, the definition of Net Proceeds provided above shall be modified as follows solely with respect to a Two-Step Transaction Change of Control: (i) the term “cash” shall include Indebtedness Assumed; and (ii) the phrase “the fair market value of any securities … available for distribution to equity holders of the Company” shall mean the AIRO Group Holdings Common Stock FMV determined upon closing of the SPAC Merger or IPO (whichever is earlier).

2. The definition of “Total Transaction Value” is amended to read as follows:

“Total Transaction Value” means, with respect to a Two-Step Change of Control, means the AIRO Group Holdings Common Stock FMV as of the closing date or effective time of the Two-Step Change of Control, subject to the $2.3 billion cap or upper limit on the Total Transaction Value set forth below in Section 2.2(a)(ii).

3. A new definition shall be added for AIRO Group Holdings Common Stock FMV, to be inserted into alphabetical order in Section 1 (Definitions) of the Plan:

“AIRO Group Holdings Common Stock FMV” means an amount equal to one issued and outstanding share of AIRO Group Holdings Common Stock, multiplied by the value attributed to such share in the closing of the Two-Step Transaction Change of Control (i.e., the value per such share stated in the merger agreement for the SPAC Merger, or trading price of such share listed or quoted on the primary national securities exchange for such share as of the close of trading on the first day of trading in connection with the IPO, multiplied by all of the issued and outstanding shares of AIRO Group Holdings Common Stock (immediately prior to the closing of the Two-Step Transaction Change of Control)).

4. A new definition shall be added for Separation from Service, to be inserted into alphabetical order in Section 1 (Definitions) of the Plan:

“Separation from Service” has the meaning set forth in Section 409A(a)(2)(A) of the Code and Treas. Reg. Section 1.409A-1(h) including the default presumptions thereunder.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed and delivered as of the date and year first written above.

COMPANY:

ASPEN AVIONICS, INC.

By:	/s/ Todd Hauge
Todd Hauge, Executive Vice President – Strategy and Mergers & Acquisitions

[Signature Page to Amendment of the Aspen Avionics, Inc. 2021 Management Carveout Plan]